AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER is made and entered into as of December 1, 2000, by and among ENVIROKARE TECH, INC., a Nevada corporation ("Envirokare"), Electroship Acquisition Corp., a New York corporation which is a wholly-owned subsidiary of Envirokare ("Merger Sub"), ELECTROSHIP (N.Y.) INC., a New York corporation ("Electroship"), ELECTROSHIP PARTNERS, a New York general partnership and the sole stockholder of Electroship ("EP") and John Gremmo ("Mr. Gremmo"), John A. Notarianni ("Mr. Notarianni"), Leo J. Mangan ("Mr. Mangan"), Raymond Anthony Joao ("Mr. Joao") and Richard Reichler ("Mr. Reichler" and collectively with Mr. Gremmo, Mr. Notarianni, Mr. Mangan and Mr. Joao, the "Principals"). The Principals are the sole partners of EP.

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Envirokare, Merger Sub and Electroship each have determined that it is in the best interests of their respective stockholders that Electroship be merged with and into Merger Sub, and, to that end, have approved the merger of Electroship with and into Merger Sub (the "Merger") pursuant and subject to the terms and conditions of this Agreement and Plan of Merger; and

     WHEREAS, Envirokare, Merger Sub, Electroship, EP and the Principals desire to make certain representations, warranties and agreements in connection with, and establish certain conditions precedent to, the Merger.

     NOW THEREFORE, in consideration of the mutual agreements, promises and covenants set forth herein and the recitals set forth above, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

     1.1 Defined Terms. As used herein the following terms shall have the following meanings:

     Additional Agreements: The Patent Transfer and License Agreement, the Assignment of Patent Application, the Assignment of Domain Name, the Confirmatory Assignment of Domain Name, the EP Assignment of Domain Name Agreement and those other agreements listed in this Agreement and attached hereto as exhibits and incorporated herein by reference.

     Agreement: This Agreement and Plan of Merger, including the preamble, recitals and exhibits hereto, all of which are hereby incorporated herein by reference and made a part hereof.

     Assignment of Domain Name: The Assignment of Domain Name dated September 15, 2000 by and between John Gremmo as assignor and EP as assignee in the form attached hereto as Exhibit A.

     Assignment of Patent Application: The Assignment of Patent Application dated September 14, 2000 by and among Mr. Joao, Mr. Mangan, Mr. Notarianni as assignors and EP as assignee in the form attached hereto as Exhibit B.

     Certificate of Merger: The document to be prepared by the parties hereto, in substantially the form attached hereto as Exhibit 2.2, in compliance in all respects with the requirements of the NYBCL and the provisions of this Agreement and which shall be filed with the Secretary of State of the State of New York.

     Certificates: The certificates representing Merger Shares to be surrendered pursuant to Section 5.3 in exchange for the Merger Consideration.

     Closing: A meeting for the purpose of concluding the Transactions to be held at the place and on the date fixed in accordance with Section 2.3.

     Code: The Internal Revenue Code of 1986, as amended.

     Confirmatory Assignment of Domain Name: The Confirmatory Assignment of Domain Name dated September 15, 2000 by and between Handtrade.com, Inc. a New York corporation as assignor and Mr. Gremmo as assignee in the form attached hereto as Exhibit C.

     Domain Name: The name Electroship.com.

     Effective Time: The date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of New York or such other time as is agreed upon by the parties and specified in the Certificate of Merger.

     Electroship Common Stock: The shares of common stock, par value $.0001 per share of Electroship.

     Envirokare Common Stock: The common stock, par value $.001 per share of Envirokare.

     EP Assignment of Domain Name Agreement: The Assignment of Domain Name dated October 19, 2000 between EP as assignor and Electroship as assignee in the Form attached hereto as Exhibit E.

     Governmental Authority: The Federal Government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

     Judgment: Any judgment, writ, injunction, order or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, having appropriate jurisdiction, and any adjudicative order of or by a Governmental Authority.

     Law: The common law and any statute, ordinance, code or other law, rule, regulation, order, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

     Lien: Any mortgage, lien or encumbrance of any kind whatsoever, which (i) creates or confers or purports to create or confer an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves or purports to retain or reserve such an interest for such purpose; (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest in property; (iii) restricts the transfer of, or the exercise of any rights in or the enjoyment of any benefits arising by reason of ownership of, any property; or (iv) otherwise constitutes an interest in, or claim against, property, whether arising pursuant to any Law, Judgment or any contract to which either party, as the case may be, is a party.

     Material Adverse Effect: With respect to any Person, a material adverse effect on (i) the business, operations, affairs, financial condition, assets, properties or prospects of Envirokare, Merger Sub or Electroship, as the case may be, (ii) the Patent, (iii) the ability of Envirokare, Merger Sub or Envirokare to perform its obligations under this Agreement or (iv) the validity or enforceability of this Agreement or any of the Additional Agreements.

     Merger: The merger of Electroship into and with Merger Sub at the Effective Time, as set forth in Section 2.1.

     Merger Consideration: The 2,500,000 shares of Envirokare Common Stock to be paid to the holder(s) of Merger Shares upon the effectiveness of the Merger, pursuant to Section 5.1.

     Merger Shares: The 2,500,000 shares of Electroship Common Stock, issued and outstanding immediately prior to the Effective Time.

     NYBCL: The Business Corporation Law of the State of New York.

     Patent Transfer and License Agreement: The Assignment of Patent Application and Defined Field of Use License Agreement dated September 20, 2000 by and between EP as assignor and Electroship as assignee in the form attached hereto as Exhibit D.

     Patent Application: United States provisional Patent Application Serial No. 60/208,833.

     Patent Rights: Shall mean (i) the full and exclusive right to the inventions disclosed in the Patent Application, (ii) the entire right, title and interest in and to any and all United States Patent Applications and Foreign Patent Applications claiming priority to the Patent Application in the United States and elsewhere and (iii) the entire right, title and interest in and to any and all United States Patents and Foreign Patents which may be granted or issued in the United States and elsewhere from the Patent Application or any United States Patent Applications or Foreign Patent Applications which claim priority thereto.

     Person: Any natural person, corporation, limited liability company, general or limited partnership, joint venture, trust, association, unincorporated entity of any kind or Governmental Authority.

     Proprietary Rights: Shall have the meaning set forth in Section 6.14.

     Registrable Stock: Shall mean any of the 2,500,000 shares of Envirokare Common Stock which constitute the Merger Consideration owned by EP or any of the Principals now or in the future. As to any particular shares of Registrable Stock, such shares shall cease to be Registrable Stock when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by Envirokare and the subsequent disposition of such shares shall not require registration or qualification under the Securities Act.

     Registration Expenses: Shall mean all expenses incident to Envirokare's performance of or compliance with Section 8.7 hereof, including, without limitation, (i) all SEC registration and blue sky qualification fees attributable to Registrable Stock being registered, (ii) all fees and disbursements of counsel to the holders of Registrable Stock being registered, and (iii) any fees and commissions of underwriters relating to Registrable Stock being registered.

     Registration Notice: Shall have the meaning set further in Section 8.7.

     Representatives: Officers, directors, employees, legal counsel, financial advisors, accountants or other authorized representatives of any of the parties hereto.

     SEC: Shall mean the Securities and Exchange Commission.

     Securities Act: Shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

     Surviving Company: Shall have the meaning set forth in Section 2.1.

     Tax Returns: All returns, declarations, reports, information returns and statements with respect to Taxes of whatsoever kind.

     Taxes: All federal, state, local, foreign and other taxes, including interest, penalties and additions to tax with respect thereto.

     Transactions: The transactions contemplated by this Agreement, including the Merger and those contemplated by the Additional Agreements.

     1.2 Additional Terms. Terms not set forth in Section 1.1, but otherwise defined in the body of this Agreement, shall have the specific meanings attributed to them in the text. Terms in the singular shall have the same meanings when used in the plural and vice versa.

                                   ARTICLE 2

                               TERMS OF THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub and Electroship shall consummate the Merger in which (a) Electroship shall be merged into and with Merger Sub in accordance with the NYBCL, (b) the separate existence of Electroship shall thereupon cease, and (c) Merger Sub shall continue as survivor to the Merger (the "Surviving Company") and, as the Surviving Company, shall continue its existence under the NYBCL as a wholly-owned subsidiary of Envirokare, retaining its properties, rights, privileges, immunities, powers and franchises, unaffected by the Merger, and shall assume all the rights and obligations of Electroship. The Merger shall have the effects set forth herein and the effects set forth in the applicable provisions of the NYBCL.

     2.2 Effective Time. Subject to the terms and conditions of the Agreement, the parties hereto shall prepare and execute a Certificate of Merger. The Certificate of Merger shall be filed on the date of Closing with the Secretary of State of the State of New York in the manner provided in the NYBCL and the Merger shall be effective at the Effective Time.

     2.3 Closing. The Closing of the Merger shall occur at the offices of Anderson Kill & Olick, P.C., 1251 Avenue of the Americas, New York, New York, commencing at 10:00 A.M., local time, on the first business day following the date on which the last of the conditions set forth in Article 9 hereof shall have been fulfilled or waived, or at such other place, time and date as Envirokare and Electroship may agree.

                                   ARTICLE 3

                          CERTIFICATE OF INCORPORATION
                    AND BY-LAWS OF THE SURVIVING COMPANY AND
             CERTIFICATE OF INCORPORATION AND BY-LAWS OF ENVIROKARE

     3.1 Certificate of Incorporation of the Surviving Company. At the Effective Time, without any further action on the part of the Surviving Company and in accordance with the NYBCL, the Certificate of Incorporation of the Surviving Company shall be the Certificate of Incorporation of Merger Sub.

     3.2 By-Laws of the Surviving Company. At the Effective Time, without any further action on the part of the Surviving Company, and in accordance with the NYBCL, the By-Laws of the Surviving Company shall be the By-Laws of Merger Sub.

                                   ARTICLE 4

                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING COMPANY AND
                      DIRECTORS AND OFFICERS OF ENVIROKARE

     4.1 Directors of the Surviving Company. From and after the Effective Time, the persons who were the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's Certificate of Incorporation and By-Laws.

     4.2 Officers of the Surviving Company. From and after the Effective Time, the persons who were the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's Certificate of Incorporation and By-Laws.



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

                                   ARTICLE 5

                       MERGER CONSIDERATION; CONVERSION OR
                   CANCELLATION OF MERGER SHARES IN THE MERGER

     5.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, the Merger Shares, then held by former Electroship shareholder(s) by virtue of the Merger and without any action on the part of the holder(s) thereof, shall be converted into the right to receive the Merger Consideration upon surrender of the Certificate(s) representing such Merger Shares, in accordance with Section 5.3.

     5.2 Cancellation of Merger Shares.

          (a) All Merger Shares to be converted into Envirokare Common Stock pursuant to this Article 5 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and cease to exist, and the holder(s) of the Certificate(s) shall thereafter cease to have any rights with respect to such Merger Shares, except the right to receive for the Merger Shares the Merger Consideration, upon the surrender of such Certificate in accordance with Section 5.3.

          (b) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain unchanged.

     5.3 Payment for Merger Shares. Envirokare shall act as its own exchange agent in effecting the exchange of Certificates for the Merger Consideration pursuant to Section 5.1. Upon surrender of all duly executed Certificate(s) to Envirokare, the former Electroship shareholder(s) shall be entitled to receive for the Merger Shares represented by such surrendered Certificate(s), the Merger Consideration and the Certificate(s) so surrendered shall forthwith be canceled. Until so surrendered, such Certificate(s) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Merger Consideration payable upon surrender of the Certificate(s).

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                      OF ELECTROSHIP, EP AND THE PRINCIPALS

     Electroship, EP and each of the Principals hereby jointly and severally represents, warrants and covenants as follows:

     6.1 Capitalization. The entire authorized capital of Electroship consists of 3,500,000 shares of Electroship Common Stock. As of the date hereof, 2,500,000 shares of Electroship Common Stock are, and as of the Effective Time, 2,500,000 shares of Electroship Common Stock will be, issued and outstanding and no shares of Electroship Common Stock are or will, at the Effective Time, be held in treasury. Such 2,500,000 shares of Electroship Common Stock constitute all of the issued and outstanding capital stock of Electroship, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable. All of such

2,500,000 shares of Electroship Common Stock are owned beneficially and of record by EP, free and clear of any and all Liens, charges, encumbrances, claims and options of any nature. There are no stockholder agreements, voting trusts or other agreements or understandings relating to the voting of any shares of Electroship Common Stock. There are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to Electroship Common Stock or any other security of Electroship, whether or not issued, including without limitation, securities convertible into or evidencing the right to purchase any Electroship Common Stock or other securities of Electroship.

     6.2 Organization, Qualification and Power.

          (a) Electroship is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York and is duly qualified or licensed to conduct its business in each jurisdiction in which it is required to be so qualified or licensed. Electroship has the requisite corporate power to own or lease its properties and assets to carry on its business as now being conducted. Electroship has no Subsidiaries and, owns no interest in any corporation, partnership, proprietorship or any other business entity. Electroship has heretofore made available to Envirokare complete and correct copies of its Certificate of Incorporation, and By-Laws.

          (b) EP is a general partnership, duly formed, validly existing and in good standing under the Laws of the State of New York and is duly qualified or licensed to conduct its business in each jurisdiction in which it is required to be so qualified or licensed. EP has the requisite partnership power to own or lease its properties and assets and to carry on its business as now being conducted. The Principals are the sole partners of EP and all of the outstanding partnership interests in EP are owned by the Principals, free and clear of all Liens, charges, encumbrances, claims and options of any nature.

     6.3 Authorization of Agreement, Additional Agreements and Merger.

          (a) Electroship has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and any Additional Agreements to which it is a party and to consummate the Transactions. This Agreement and any Additional Agreements to which Electroship is a party, and the consummation by Electroship of the Transactions have been duly and validly authorized by the Board of Directors of Electroship and no other corporate proceedings on the part of Electroship are necessary to authorize this Agreement or any Additional Agreements to which Electroship is a party or to consummate the Transactions other than the filing of the Certificate of Merger in accordance with the NYBCL.

          (b) EP has the requisite partnership power and authority to approve, authorize, execute and deliver this Agreement and any Additional Agreements to which EP is a party and to consummate the Transactions. This Agreement and any Additional Agreements to which EP is a party, and the consummation by EP of the Transactions have been duly and validly authorized by all of the partners of EP and no other partnership proceedings on the part of EP are necessary to authorize this Agreement or any Additional Agreements to which EP is a party or to consummate the Transactions. The current managing partner of EP is Mr. Notarianni.

          (c) Each of the Principals has the requisite individual power and authority to approve, authorize, execute and deliver this Agreement and any Additional Agreements to which any such Principal is a party and to consummate the Transactions.

     6.4 Enforceable Agreements. This Agreement and each of the Additional Agreements to which Electroship is a party have been duly and validly executed and delivered by Electroship and constitute valid and binding obligations of Electroship, enforceable against Electroship according to their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity. This Agreement and each of the Additional Agreements to which EP is a party have been duly and validly executed and delivered by EP and constitute the valid and binding obligation of EP, enforceable against EP according to their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity. This Agreement and each of the Additional Agreements to which any of the Principals is a party have been duly and validly executed and delivered by such Principal and constitute the valid and binding obligation of such Principal, enforceable against such Principal according to their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

     6.5 No Conflicts, Violations, Breaches or Defaults. The execution and delivery of this Agreement by each of Electroship, EP and each of the Principals and the performance of their respective obligations hereunder, and the execution, delivery and performance of any Additional Agreements to which Electroship, EP or any of the Principals is a party and the consummation of the Transactions, do not (a) conflict with or result in any breach of any provision of (i) the Certificate of Incorporation or By-Laws of Electroship or (ii) the partnership agreement or other organizational document of EP; (b) require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except the filing of the Certificate of Merger pursuant to the NYBCL; (c) conflict with or contravene any provisions or result in a breach or violation of, or constitute a default under, or result in the loss, revocation, impairment, suspension or forfeiture of any rights of Electroship, EP or any of the Principals under any contract or other instrument or obligations to which Electroship, EP or any of the Principals is subject or bound; or (d) result in the creation of any Lien on the Merger Shares, the Patent Application, any of the Patent Rights, the Domain Name or any of the other assets of Electroship.

     6.6 Litigation. (i) There are no actions, suits, claims, governmental investigations, arbitrations or other proceedings pending, or, to the knowledge of Electroship, EP or any of the Principals threatened, against Electroship, EP or any of the Principals which, if adversely determined, individually or in the aggregate, might result in any Material Adverse Effect or impair the ability of Electroship, EP or any of the Principals to perform its respective obligations hereunder and (ii) there are no Judgments to which Electroship, EP or any of the Principals is subject, or to which any of the assets of Electroship (including the Patent Application, the Patent Rights and the Domain Name) EP or any of the Principals is subject, that might, individually or in the aggregate, result in a Material Adverse Effect or impair the ability of Electroship, EP or any of the Principals to perform its respective obligations hereunder.

     6.7 Employees. Electroship does not and has not at any time since its incorporation had any employees or consultants.

     6.8 Compliance with Applicable Laws. At all times since the date of its incorporation, Electroship has complied with and has conducted its business activities in compliance with the terms of all applicable Laws, ordinances, and regulations of Governmental Authorities. Electroship has not received any notice to the effect that or otherwise been advised that it is not in compliance with the terms or all applicable laws, ordinances and regulations of Governmental Authorities.

     6.9 No Broker's Fees. Neither Electroship, EP or any of the Principals has employed any investment bank, broker, finder, consultant or other intermediary, which would be entitled to any fee or commission in connection with the Transactions.

     6.10 No Tangible Assets; No Contracts and Commitments. Electroship does not own any real estate, furniture, equipment or other tangible assets except for the Patent Applications, the Patent Rights and the Domain Name. Electroship is not a party to any written or oral agreement or commitment of any kind except for the Patent License, the Patent and Domain Name Transfer Agreement and this Agreement.

     6.11 No Liabilities. Electroship has no liabilities or obligations (absolute, accrued, contingent or otherwise), except for those described as
Schedule 6.11 hereto.

     6.12 Interim Operations of Electroship. Electroship has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

     6.13 Tax Matters. Electroship has not been required to file Tax Returns with respect to any period ending at or prior to the Closing.

     6.14 Patent and Domain Name Matters. The Patent Transfer and License Agreement conveyed to Electroship, legal and valid right and title to and sole and exclusive ownership of and interest in the Patent Application, and the Patent Rights, in each case free and clear of any and all Liens. The EP Assignment of Domain Name Agreement conveyed to Electroship, legal and valid right and title to and sole and exclusive ownership of an interest in the Domain Name. The Patent Application, the Patent Rights and the Domain Name, along with the corporate name "Electroship (N.Y.) Inc." and any and all goodwill therein constitute all of the proprietary rights of Electroship (collectively, the "Proprietary Rights"). As of the date of this Agreement, Electroship has, and as of the Effective Time Electroship shall have legal and valid right and title to and sole and exclusive ownership of and interest in and to the Proprietary Rights, in each case, free and clear of any and all Liens. No Person has a right to receive a royalty or similar payment in respect of any Proprietary Right pursuant to any contractual or other arrangement. To the knowledge of Electroship, EP and each of the Principals, Electroship's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any Person in or to such Proprietary Rights. Neither Electroship, EP nor any of the Principals has received any notice or claim of infringement or any claim challenging or questioning the validity or effectiveness of the Proprietary Rights and, to the knowledge of Electroship, EP and the Principals, there is no valid basis for any such claim. The Proprietary Rights have not been infringed or misappropriated by any other Person. Electroship has taken all necessary steps and actions to maintain and protect the Proprietary Rights.

     6.15 Investor Representations and Covenants.

          (a) EP and each of the Principals acknowledges and understands that the 2,500,000 shares of Envirokare Common Stock constituting the Merger Consideration that will be issued to EP in connection with the consummation of the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and that Envirokare is under no obligation (other than pursuant to the specific terms of Section 8.7 hereof) to register such shares or to assist EP or any of the Principals in any manner in any proposed future sale of such shares. EP and each of the Principals represents that the 2,500,000 shares of Envirokare Common Stock constituting the Merger Consideration that will be issued to EP in connection with the consummation of the Merger will be acquired by EP for its own account for investment purposes and not with a view towards resale or public distribution; provided, however, that EP shall be permitted to distribute the Merger Consideration to the Principals in accordance with the terms of EP's partnership agreement. EP and each of the Principals agrees that neither EP nor any of the Principals will sell, transfer or assign in any manner any of such shares of Envirokare Common Stock other than in compliance with the Securities Act and the rules and regulations promulgated thereunder.

          (b) EP and each of the Principals represent and warrant that (i) EP and each of the Principals have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of acquiring the shares of Envirokare Common Stock that constitute the Merger Consideration, (ii) EP and each of the Principals understand that they may not, in the future be readily able to liquidate their investment in such shares of Envirokare Common Stock, (iii) EP and each of the Principals are able to bear the full economic risk of an entire loss of their investment in such shares of Envirokare Common Stock and (iv) EP and each of the Principals have received such financial, business and other information from Envirokare and has had the opportunity to ask such questions of representatives of Envirokare and receive answers to those questions as they deem necessary in order to fully evaluate their decision to acquire such shares of Envirokare Common Stock.

     6.16 No Misstatements or Omissions. No representations or warranties by Electroship, EP or any of the Principals in this Agreement or any of the Additional Agreements or in any closing document delivered in connection with any of the Transactions contain or will contain any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Electroship, EP and the Principals have disclosed to Envirokare all material events, conditions and facts affecting the Patent Application, the Patent Rights, the Domain Name, the transfer of the Patent Application, the Patent Rights and the Domain Name to Electroship and the condition (financial or otherwise) of Electroship.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES
                          OF ENVIROKARE AND MERGER SUB

     Each of Envirokare and Merger Sub hereby jointly and severally represents and warrants as follows:

     7.1 Authorization for Envirokare Common Stock. The 2,500,000 shares of Envirokare Common Stock issued pursuant to Article 5 will, when issued, be validly issued, fully paid and nonassessable, will be issued free and clear of any and all Liens, and no Person will have any preemptive right of subscription or purchase in respect thereof.

     7.2 Capitalization. The entire authorized capital stock of Envirokare consists of 200,000,000 shares of Envirokare Common Stock and 10,000,000 shares of Series A Convertible Preferred Stock, having a par value or $.001 per share ("Series A Preferred"). As of the date hereof, 11,289,478 shares of Envirokare Common Stock are issued and outstanding and 500,000 shares of Series A Preferred are issued and outstanding. Such shares constitute all of the issued and outstanding capital stock of Envirokare, all of which have been duly authorized, validly issued and are fully paid and non-assessable.

     7.3 Corporate Organization, Qualification and Power. Each of Envirokare and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing would not, individually or in the aggregate, have a Material Adverse Effect. Envirokare is the sole shareholder of Merger Sub. Each of Envirokare and its Merger Sub has the corporate power to own or lease its respective properties and to carry on its business as now being conducted, wherever located.

     7.4 Authorization of Agreement and Merger. Each of Envirokare and Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the Transactions. This Agreement and the consummation by Envirokare and Merger Sub of the Merger and the other Transactions have been duly and validly authorized by the respective Boards of Directors of Envirokare and Merger Sub and by Envirokare as the sole shareholder of Merger Sub. No other corporate proceedings on the part of

Envirokare and Merger Sub are necessary to authorize this Agreement or to consummate the Transactions other than the filing of the Certificate of Merger in accordance with the NYBCL.

     7.5 Enforceable Agreement. This Agreement has been duly and validly executed and delivered by each of Envirokare and Merger Sub and constitutes the valid and binding obligation of each of Envirokare and Merger Sub, enforceable against each of Envirokare and Merger Sub according to its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity.

     7.6 No Conflicts, Violations, Breaches or Defaults. The execution and delivery of this Agreement by Envirokare and Merger Sub and the performance their respective obligations hereunder, and the consummation of the Transactions, do not (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Envirokare or Merger Sub; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except the filing of the Certificate of Merger pursuant to the NYBCL (c) except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, conflict with or contravene any provisions or result in a breach or violation of, or constitute a default under, or result in (or create in any party the right to cause) the acceleration of any performance or any increase in any payment required by or the termination, suspension, modification or impairment of, or result in the loss, revocation, impairment, suspension or forfeiture of any rights of Envirokare or its Merger Sub under, (i) any Judgment or Law to which Envirokare or its Subsidiaries are subject or bound, or (ii) any mortgage, bond, indenture, agreement, contract, license or other instrument or obligations to which Envirokare or its Merger Sub is subject or bound; (d) result in the creation of any Lien on any of the assets of Envirokare or Merger Sub; or (e) result in the creation of any Lien on the shares of Envirokare Common Stock that constitute the Merger Consideration.

     7.7 Litigation. (i) There are no actions, suits, claims, governmental investigations, arbitrations or other proceedings pending, or, to Envirokare's knowledge, threatened, against Envirokare or Merger Sub. which, if adversely determined, individually or in the aggregate, might result in any Material Adverse Effect on Envirokare or Merger Sub or impair the ability of Envirokare or Merger Sub to perform its respective obligations hereunder and (ii) there are no Judgments to which Envirokare or Merger Sub is subject, or to which any of Envirokare's or Merger Sub's property or assets is subject, that might, individually or in the aggregate, result in a Material Adverse Effect or impair the ability of Envirokare or Merger Sub to perform its obligations hereunder.

     7.8 Compliance with Applicable Laws. The respective businesses of Envirokare and Merger Sub are not being conducted in violation of any Law, ordinance or regulation of any Governmental Authorities, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect.

     7.9 Broker's Fees. Neither Envirokare nor Merger Sub has employed any investment bank, broker, finder, consultant or other intermediary, which would be entitled to any fee or commission in connection with the Transactions.

     7.10 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

     7.11 SEC Reports. As of their respective dates, neither Envirokare's Annual Report on Form 10-KSB for the year ended December 31, 1999 nor any of Envirokare's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively, submitted to the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which the were made, not misleading.

     7.12 No Misstatements or Omissions. No representations or warranties by Envirokare or Merger Sub in this Agreement or in any closing document delivered in connection with any of the transactions contain or will contain any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 8

                          CERTAIN ADDITIONAL COVENANTS

     8.1 Conduct of Business of Merger Sub and Electroship. During the period of time from the date of this Agreement to the Effective Time, neither Merger Sub nor Electroship shall engage in any activities of any nature except as provided in or contemplated by this Agreement.

     8.2 Shareholder Approval. Prior to the execution of this Agreement, Electroship has obtained the irrevocable written consent of the sole holder of outstanding Electroship Common Stock to the approval and adoption of this Agreement and the Transactions. A copy of such written consent is attached here to as Exhibit F. Prior to the execution of this Agreement, Merger Sub has obtained the irrevocable written consent of the sole holder of its outstanding common stock to the approval and adoption of this Agreement and the Transactions. A copy of such written consent is attached hereto as Exhibit G.

     8.3 All Reasonable Efforts. Subject to the terms and conditions herein, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, whatever is necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions.

     8.4 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcement pertaining to this Agreement, the Merger and the other Transactions and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable Law in which case the party proposing to issue such press release or make such public announcement shall use all reasonable efforts to consult in good faith with the other party before any such issuance or announcement.

     8.5 Reorganization. The Merger is intended to be a reorganization described in Section 368(a) of the Code. Neither Electroship, EP, any of the Principals nor Envirokare has taken or will take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     8.6 Reimbursement of Certain Rule 144 Legal Opinion Expenses. Envirokare shall reimburse EP and/or the Principals for legal fees not to exceed $5,000 per each Principal incurred by any Principal in connection with such Principal obtaining a legal opinion needed to facilitate the transfer of any or all of the shares of Envirokare Common Stock acquired by such parties as a result of the Merger.

     8.7 Piggyback Registration Rights. The parties agree that if Envirokare at any time after the Closing proposes to register any shares of Envirokare Common Stock under the Securities Act on a form (other than pursuant to Forms S-8 or S-4) and in a manner that would permit registration of shares of Registrable Stock, whether or not for sale for its own account, Envirokare will, as soon as practicable (but in no event less than twenty days prior to the proposed date of filing the registration statement relating to such registration), give prompt written notice to EP and each of the Principals of its intention to do so and of such party's rights under this Section 8.7. Upon the written request of any such party made within fifteen days after the receipt of any such notice (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such holder and the intended method or methods of disposition thereof) (the "Registration Notice"), Envirokare will use reasonable efforts to effect the registration under the Securities Act of all Registrable Stock which Envirokare has been so requested to register by EP and/or the Principals, as applicable, to the extent requisite to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the shares of Registrable Stock so to be registered; provided, that, if at any time after giving written notice of its intention to register any shares of Envirokare Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Envirokare shall determine for any reason not to register or to delay registration of such securities, Envirokare may, at its election, give written notice of such determination to EP and each of the Principals and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any shares of Registrable Stock in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any shares of Registrable Stock for the same period as the delay in registering such other securities.

          (a) If (i) a registration pursuant to this Section 8.7 involves an underwritten offering of the shares of Envirokare Common Stock being registered, whether or not for sale for the account of Envirokare, to be distributed by or through one or more underwriters and (ii) the managing underwriter of such underwritten offering shall inform Envirokare of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to Envirokare, then Envirokare will reduce the number of shares of Registrable Stock to be included in the registration to such number of shares which Envirokare is so advised can be sold in (or during the time of) such offering within such price range.

          (b) In connection with any registration of Registrable Stock pursuant to this Section 8.7, EP and each of the Principals agrees that it shall promptly furnish to Envirokare such information regarding any party requesting such registration, the Registrable Stock held by such party and the intended plan of distribution of such shares Registrable Stock as Envirokare may from time to time request in connection with such registration. EP and each of the Principals shall be responsible for paying all of such party's own Registration Expenses incurred in connection with each registration of shares of Registrable Stock pursuant to this Section
     8.7. EP and each of the Principals severally and not jointly agrees to indemnify and hold harmless, to the full extent permitted by law, and to reimburse Envirokare, each director, officer, employee and agent of Envirokare and each underwriter from and against any and all losses, claims, damages, and liabilities and all fees costs and expenses (including without limitation, reasonable legal expenses) of any kind or nature related to, arising out of, resulting from or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which shares of Registrable Stock held or formerly held by such party were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or any omission, or alleged omission from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto required to be stated therein or necessary to make the statements therein not misleading, if (but only if) such untrue statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Envirokare by or on behalf of such party specifically for inclusion therein.

                                   ARTICLE 9

                                   CONDITIONS

     9.1 Conditions to Each Party's Obligation to Close. The obligations of each of the parties to consummate the Transactions are subject to satisfaction, or, to the extent permitted by Law, mutual waiver, on or prior to the Effective Time of each of the following conditions:

          (a) Injunction. There shall not be in effect any Law or any Judgment directing that the Transactions not be consummated; provided, however, that prior to invoking this condition each party shall use all reasonable efforts to have any such Judgment vacated; and there shall have been no Law enacted or promulgated which would make consummation of the Transactions illegal.

          (b) Governmental Filings and Consents. Any governmental consents, orders, and approvals legally required for the consummation of the Merger and the Transactions shall have been obtained and be in effect at the Effective Time.

     9.2 Additional Conditions to the Obligations of Envirokare and Merger Sub to Close. The obligations of Envirokare and Merger Sub to consummate the Transactions are subject to satisfaction, or, to the extent permitted by Law, waiver on or prior to the Closing of each of the following conditions:

          (a) Performance. Electroship, EP and each of the Principals shall have complied with, and satisfied, in all material respects, all the covenants, agreements and obligations of such party contained herein, and performed in all material respects all acts required of such party by this Agreement.

          (b) Representations and Warranties. All the representations and warranties made herein by Electroship, EP and each of the Principals shall have been, and shall be, true and correct in all material respects when made and as of the Closing (except for changes permitted by this Agreement, or except to the extent they relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

          (c) Deliveries. Envirokare shall have received at the Closing:

               (i) a certificate dated the date of the Closing and executed by the President or a Vice President of Electroship, a certificate dated the date of the Closing and executed by all the general partners of EP and a certificate dated the date of the Closing executed by each of the Principals, in each case, certifying to the fulfillment of the condition specified in Sections 9.2(a) and (b);

               (ii) an incumbency certificate of Electroship stating the names of all current officers thereof, a certified or verified copy of Electroship's Certificate of Incorporation, its By-Laws and certificates of good standing for Electroship.

               (iii) a verified copy of EP's Partnership Agreement and an incumbency certificate for EP stating the names of all current partners and the managing partner thereof; and

               (iv) evidence of the recordation of the Patent Transfer and License Agreement with the United States Patent Office and evidence of proper notification to Network Solutions Inc. of the EP Assignment of Domain Name, each in form and substance satisfactory to Envirokare.

     9.3 Additional Conditions to Electroship's Obligation to Close. The obligation of Electroship to consummate the Transactions is subject to satisfaction, or, to the extent permitted by Law, waiver, on or prior to the Closing of each of the following conditions:

          (a) Performance. Envirokare and Merger Sub shall have complied with, and satisfied, in all material respects, all the covenants, agreements and obligations of Envirokare and Merger Sub contained herein, and performed all acts required of Envirokare and Merger Sub by this Agreement.

          (b) Representations and Warranties. All the representations and warranties made herein by Envirokare and Merger Sub shall have been, and shall be, true and correct, in all material respects when made and as of the Closing (except for changes permitted by this Agreement, or except to the extent they relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

          (c) Deliveries. Electroship shall have received at the Closing:

               (i) a certificate dated the Closing and executed by the President or a Vice President of Envirokare certifying to the fulfillment of the conditions specified in Sections 9.3(a) and (b); and

               (ii) a certified or verified copy of Envirokare's and Merger Sub's Certificates of Incorporation, as currently amended, and certificates of good standing for Envirokare and Merger Sub, as Electroship may reasonably request.

                                   ARTICLE 10

                            TERMINATION AND REMEDIES

     10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time,

          (a) by the mutual written consent of Envirokare and Electroship;

          (b) by either Envirokare or Electroship, if:

               (i) any court of competent jurisdiction in the United States, or some other Governmental Authority, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (ii) the Merger shall not have been consummated by December 22, 2000; provided, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of the Merger to occur on or before such date; or

               (iii) any Governmental Authority, the consent or approval of which is a condition to the obligations of the parties hereto to consummate the Transactions shall have determined not to grant its consent or approval and all appeals of such determination shall have been taken and shall have been unsuccessful.

          (c) by Envirokare, if there has been a misrepresentation or breach of warranty in any material respect or a failure to perform in any material respect a covenant on the part of Electroship with respect to its representations, warranties and covenants set forth in this Agreement.

          (d) by Electroship, if there has been a misrepresentation or breach of warranty in any material respect or a failure to perform in any material respect a covenant on the part of Envirokare with respect to its representations, warranties and covenants set forth in this Agreement;

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, provided that, notwithstanding the foregoing, if this Agreement has been terminated the provisions of Sections 8.4, 11.1, 11.2 and 11.3 shall survive all such termination and shall continue to be of binding effect. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 Expenses. Except as otherwise provided herein, all fees, costs and expenses, including attorney's fees, incurred in connection with this Agreement or the Transactions shall be paid in full at Closing by the party incurring such.

     11.2 Survival. Except as otherwise stated herein, the representations and warranties made herein shall not survive beyond the earlier of termination of this Agreement or two years after the Effective Time. This Section 11.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

     11.3 Indemnification.

          (a) For a period of two years after the Effective Time, EP and each of the Principals (collectively, the "Electroship Indemnifying Stockholders") hereby agree jointly and severally to indemnify and hold harmless Envirokare, the Surviving Company and their respective directors, officers and affiliates from and to reimburse Envirokare, the Surviving Company and their respective directors, officers and affiliates for any and all losses, liabilities, damages and claims and all fees, costs and expenses (including without limitation, reasonable legal expenses) of any kind related to, arising out of, based upon or resulting from (i) the inaccuracy as of the Closing of any representation or warranty of Electroship, EP or any of the Principals which is contained in or made pursuant to this Agreement or any of the Additional Agreements and (ii) any failure by Electroship, EP or any of the Principals to comply with any covenant or agreement contained in this Agreement or any of the Additional Agreements.

          (b) For a period of two years after the Effective Time, Envirokare and the Surviving Company hereby agree jointly and severally to indemnify and hold harmless the Electroship Indemnifying Stockholders and their respective affiliates from and to reimburse the Electroship Indemnifying Stockholders and their respective affiliates for any and all losses, liabilities, damages and claims and all fees, costs and expenses (including without limitation, reasonable legal expenses) of any kind related to, arising out of, based upon or resulting from (i) the inaccuracy as of the Closing of any representation or warranty of Envirokare or Merger Sub which is contained in or made pursuant to this Agreement and (ii) any failure by Envirokare or Merger Sub to comply with any covenant or agreement contained in this Agreement.

     11.4 Further Documents. Each party hereto agrees to execute and deliver to the other party such other and further agreements, consents, documents, or instruments of conveyance, assignment, assumption or transfer, and to do such other things and to take such other actions, supplemental or confirmatory, as may be required by the other party for the purpose of or in connection with the consummation or evidencing of the Transactions.

     11.5 Modification or Amendment. This Agreement, including any Exhibits or Schedules hereto, may be amended by an instrument in writing executed and delivered on behalf of each of the parties hereto, at any time prior to the Effective Time, subject to the provisions of the NYBCL; provided, however, that no amendment of this Agreement which by Law requires the further approval of the stockholders of Merger Sub or Electroship shall be made without the further approval of such stockholders.

     11.6 Waiver. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived, at any time prior to the Effective Time, by such party in whole or in part to the extent permitted by Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in writing signed on behalf of such party. Waiver of any provision of this Agreement or of any breach hereof shall be a waiver of only said specific provision or breach and shall not be deemed a waiver of any other provision or any future breach hereof.

     11.7 Notices. All notices, documents, or other communications to be given hereunder shall be in writing and shall be deemed validly given if delivered by messenger, facsimile transmission (with a confirming copy sent by overnight courier), or express overnight delivery, or sent by certified mail, return receipt requested, as follows:

          (a) If to Electroship, EP or any of the Principals to

                      Electroship Partners
                      3500 Sunrise Highway
                      Suite T-209
                      Great River, New York  11739
                      Telephone:  (631) 592-1370
                      Telecopier:  (631) 226-7523
                      Attention:     Leo Mangan


          (b) If to Envirokare or Merger Sub, to

                      Envirokare Tech, Inc.
                      2470 Chandler Avenue
                      Suite 5
                      Las Vegas, Nevada  89120
                      Telephone:  (702) 262-1999
                      Telecopier:  (702) 262-1909
                      Attention:  Richard Clark

          With a copy to:

                      Anderson Kill & Olick, P.C.
                      1251 Avenue of the Americas
                      New York, New York  10020
                      Telephone:  (212) 278-1000
                      Telecopier:  (212) 278-1733
                      Attention:    David Schlecker, Esq.

or such other Persons or addresses as may be designated in writing by the party to receive such notice. Any notice delivered by messenger shall be deemed received when such delivery is tendered; notices sent by facsimile transmission shall be deemed received upon faxed confirmation of receipt; notices mailed in the manner provided above, shall be deemed received on the day after such are postmarked; and notices delivered by other methods shall be deemed received when actually received by the addressee or its authorized agent.

     11.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, without giving effect to the principles of the conflicts of law thereof.

     11.9 Entire Agreement. This Agreement, including the Additional Agreements, constitutes the entire agreement and understanding of the parties with respect to the Transactions and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

     11.10 Construction. The section and article headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The preamble hereof, the recitals hereto, and all exhibits attached hereto are hereby incorporated herein by reference and made a part hereof.

     11.11 Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties, and their respective successors and assigns, to the extent allowed hereby. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     11.12 Assignment. None of the parties hereto may assign any rights or delegate any obligations provided for in this Agreement without the prior written consent of all the other parties.

     11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

     11.14 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     11.15 Specific Performance. The parties acknowledge that they would be irreparably damaged and there would be no adequate remedy at law for a breach by either party of this Agreement, and accordingly, the terms of this Agreement shall be specifically enforced.

     11.16 Severability. Any provision hereof that is found or held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     11.17 JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK. ANY AND ALL SERVICE OF PROCESS AND OTHER NOTICE IN ANY ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY HERETO IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED TO SUCH PARTY, IN ALL SUCH CASES, AT THE ADDRESS OF SUCH PARTY SPECIFIED IN SECTION 11.7 HEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                          ENVIROKARE TECH, INC.


                                          By:     /s/ Richard M. Clark
                                                 ----------------------------
                                          Name:  Richard M. Clark
                                          Title: President


                                          ELECTROSHIP (NY) INC.


                                          By:    /s/ Leo J. Mangan
                                                 ----------------------------
                                          Name:  Leo J. Mangan
                                          Title: Chairman


                                          ELECTROSHIP ACQUISITION CORP.


                                          By:    /s/ Richard M. Clark
                                                 ----------------------------
                                          Name:  Richard M. Clark
                                          Title: President


                                          ELECTROSHIP PARTNERS


                                          By:    /s/ John A. Notarianni
                                                 ----------------------------
                                          Name:  John A. Notarianni
                                          Title: Managing General Partner


                                          /s/ John Gremmo
                                          -----------------------------------
                                          John Gremmo



                                          /s/ John Notarianni
                                          ----------------------------------
                                          John Notarianni

                                          /s/ Leo Mangan
                                          ----------------------------------
                                          Leo Mangan



                                          /s/ Raymond Joao
                                          ----------------------------------
                                          Raymond Joao



                                          /s/ Richard Reichler
                                          ----------------------------------
                                          Richard Reichler